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                                                                 Exhibit 5(a)



                         May 3, 2002



Associated Banc-Corp
1200 Hansen Road
Green Bay, Wisconsin 54304

Ladies and Gentlemen:                     Re: Registration Statement on Form S-3

          We have acted as counsel for Associated Banc-Corp, a Wisconsin corporation (the "Company") and the Sponsor of ASBC Capital I, ASBC Capital II and ASBC Capital III, each a Delaware business trust (individually, a "Trust" and, collectively, the "Trusts"), in connection with the filing under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement (the "Registration Statement") on Form S-3 on or shortly after the date of this letter, relating to:

          (a) the proposed sale by the Company from time to time, in one or more series, to the Trusts of the Company's junior subordinated debentures (the "Debentures");

          (b) the proposed sale by each of the Trusts of its capital securities (the "Capital Securities") from time to time, in one or more series; and

          (c) the guarantee by the Company of the Capital Securities of each of the Trusts (the "Guarantees").

          The Debentures, Capital Securities and Guarantees are collectively referred to herein as the "Securities."

          In rendering this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of the following:

          1. The Registration Statement, in the form to be filed with the Securities and Exchange Commission (the "Commission"), and the form of the Prospectus contained in the Registration Statement.

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Associated Banc-Corp
May 3, 2002
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          2. A form of the Junior Subordinated Indenture for the issuance of
Debentures in the form filed as Exhibit 4(a) to the Registration Statement (the "Indenture").

          3. A form of the Amended and Restated Trust Agreement relating to the Trusts and the issuance of the Capital Securities in the form filed as Exhibit 4(h) to the Registration Statement.

          4. A form the Guarantee Agreement with respect to the Guarantees in the form filed as Exhibit 4(j) to the Registration Statement (the "Guarantee Agreement").

          5. The Articles of Incorporation of the Company, as amended.

          6. The Amended By-Laws of the Company.

          7. Certified resolutions of the Board of Directors of the Company (the "Resolutions") relating to the authorization of (a) the filing of the Registration Statement, and (b) the Securities.

          8. A certificate of the Secretary of the Company as to certain matters.

          9. Such other instruments and documents as we have deemed necessary or advisable for the purpose of rendering this opinion.

          As to various questions of fact material to our opinion, we have relied upon certificates of officers of the Company and of state officials. In rendering this opinion we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed.



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Associated Banc-Corp
May 3, 2002
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          Based on the foregoing, and upon such additional investigation of law as we have deemed necessary, it is our opinion that:

          1. When the specific terms of a series of the Debentures have been specified in a supplemental indenture or an Officers' Certificate (as defined in the Indenture), which has been executed and delivered to the Trustee by an Authorized Officer (as defined in the Resolutions), such series of the Debentures will have been duly authorized by all requisite corporate action, and, when executed and authenticated as specified in the Indenture and delivered against payment therefor pursuant to the terms described in the Registration Statement and as specified by an Authorized Officer, will constitute valid and binding obligations of the Company.

          2. When the specific terms of a series of the Debentures have been specified in a supplemental indenture or an Officers' Certificate (as defined in the Indenture), which has been executed and delivered to the Trustee by an Authorized Officer (as defined in the Resolutions), and the Guarantee Agreement relating to such series has been executed and delivered as specified therein, the Guarantees relating to such series will have been duly authorized by all requisite corporate action and will constitute the valid and binding obligation of the Company.

          The opinions herein are limited to the laws of the State of Wisconsin. To the extent that any of the documents referred to herein are governed by the laws of any jurisdiction other than the State of Wisconsin, we have assumed that the laws of such jurisdiction are the same as the laws of the State of Wisconsin. This opinion concerns only the effect of the laws of the State of Wisconsin (exclusive of securities or "blue sky" laws and the principles of conflicts of laws) as currently in effect. This opinion is limited to the matters set forth herein, and no other opinions should be inferred beyond the matters expressly stated. This opinion is also subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors' rights generally, (ii) the



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Associated Banc-Corp
May 3, 2002
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application of general principles of equity, including concepts of materiality, reasonableness, conscionability, good faith and fair dealing, regardless of whether considered in a proceeding at law or in equity and (iii) the effect of federal and state securities laws and public policy relating thereto on the indemnification provisions of the Guarantee Agreement.

          This opinion is being delivered solely for the benefit of the person to whom it is addressed; accordingly, it may not be quoted, filed with any governmental authority or other regulatory agency (other than with the Commission as provided in the following paragraph) or otherwise circulated or utilized for any other purpose without our prior written consent.

          This opinion is rendered as of the date hereof. We assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or changes in the law which may hereafter occur. We hereby consent to the use of our name beneath the caption "Legal Matters" in the Prospectus and to the filing of a copy of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not admit that we are "experts" within the meaning of Section 11 of the Act or within the category of persons whose consent is required by Section 7 of the Act.


                                       Yours very truly,

                                       REINHART BOERNER VAN DEUREN s.c.

                                       BY  /s/ Benjamin G. Lombard
                                         ------------------------------------
                                               Benjamin G. Lombard